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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                               Rogers Corporation
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             (Exact name of registrant as specified in its charter)

           Massachusetts                                06-0513860
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(State of incorporation or organization)    (I.R.S. Employer Identification No.)

One Technology Drive, P.O. Box 188, Rogers, CT                        06263-0188
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   (Address of principal executive offices)                           (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

         Title of each class                 Name of each exchange on which
         to be so registered                 each class is to be registered

Capital Stock , $1.00 par value               New York Stock Exchange

--------------------------------------    --------------------------------------

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.
[X]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.
[ ]

Securities Act registration statement file number to which this form relates:
(if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
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                                (Title of class)

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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     There are 50,000,000 authorized shares of Capital Stock, the sole class of stock (the "Common Stock") of Rogers Corporation (the "Company"). Such stock is common stock and each share has a par value of $1.00.

     The holders of shares of Common Stock are entitled to one vote per share in the election of directors and do not have cumulative voting rights. Directors are elected by a plurality of the votes cast by the stockholders entitled to vote at the election. The holders have equal ratable rights to dividends from funds legally available therefor, and are entitled to share ratably in all assets of the Company available for distribution upon the liquidation, dissolution, or winding up of the affairs of the Company.

     No stockholders have preemptive or similar rights to subscribe to additional issues, whether by charter provision or statute. The Common Stock is not subject to any restrictions on transfer, whether by charter provision, by-laws or statute.

     Each share of Common Stock has one share purchase right under the Company's 1997 Shareholder Rights Plan, as amended. There are no provisions in the articles of organization or by-laws of the Company that would have an effect of delaying, deferring or preventing a change in control of the Company. Pursuant to the default language of Section 78 of Chapter 156B of the Massachusetts General Laws, the Company's Restated Articles of Organization requires a two-thirds vote of stockholders to approve a merger or consolidation of the Company with or into another corporation unless no stockholder approval is required by statute. This provision could have the effect of making it more difficult to gain control of the Company.

     The Company has not paid a regular quarterly dividend, or any other type of dividend, in the last five years except as described in the next two sentences. To help widen the distribution and enhance the marketability of the Company's Common Stock, the Board of Directors effected a two-for-one stock split in the form of a 100% dividend on July 7, 1995. For the same reasons, the Board of Directors declared a 2-for-1 stock split in the form of a 100% stock dividend on March 30, 2000 for all stockholders of record on May 12, 2000.


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ITEM 2. EXHIBITS

3a Restated Articles of Organization, filed with the Secretary of State of the Commonwealth of Massachusetts on April 6, 1966. (Incorporated by reference to Exhibit 3a to the Registrant's Annual Report on Form 10-K for the year ended January 1, 1989 (the "1988 Form 10-K").)

3b Articles of Amendment to the Articles of Organization, filed with the Secretary of State of the Commonwealth of Massachusetts on August 10, 1966. (Incorporated by reference to Exhibit 3b to the 1988 Form 10-K.)

3c Articles of Merger of Parent and Subsidiary Corporations, filed with the Secretary of State of the Commonwealth of Massachusetts on December 29, 1975. (Incorporated by reference to Exhibit 3c to the 1988 Form 10-K.)

3d Articles of Amendment, filed with the Secretary of State of the Commonwealth of Massachusetts on March 29, 1979. (Incorporated by reference to Exhibit 3d to the 1988 Form 10-K.)

3e Articles of Amendment, filed with the Secretary of State of the Commonwealth of Massachusetts on March 29, 1979. (Incorporated by reference to Exhibit 3e to the 1988 Form 10-K.)

3f Articles of Amendment, filed with the Secretary of State of the Commonwealth of Massachusetts on April 2, 1982. (Incorporated by reference as Exhibit 3f to the 1988 Form 10-K.)

3g Articles of Merger of Parent and Subsidiary Corporations, filed with the Secretary of State of the Commonwealth of Massachusetts on December 31, 1984. (Incorporated by reference as Exhibit 3g to the 1988 Form 10-K.)

3h Articles of Amendment, filed with the Secretary of State of the Commonwealth of Massachusetts on April 6, 1988. (Incorporated by reference to Exhibit 3h to the 1988 Form 10-K.)

3i By-Laws of the Company as amended on March 28, 1991, September 10, 1991, and June 22, 1995. (Incorporated by reference as Exhibit 3i to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 (the "1995 Form 10-K").)

3j Articles of Amendment, as filed with the Secretary of State of the Commonwealth of Massachusetts on May 24, 1994. (Incorporated by reference to Exhibit 3j to the 1995 Form 10-K.)

3k Articles of Amendment, as filed with the Secretary of State of the Commonwealth of Massachusetts on May 8, 1998. (Incorporated by reference to Exhibit 3k of the Registrant's Annual Report on Form 10-K for the fiscal year ended December 28, 1998.)


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                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                                  Registrant:
                                               Rogers Corporation

Dated:  March 30, 2000                         By:  /s/ Robert M. Soffer
                                                   ---------------------
                                                    Robert M. Soffer, Treasurer


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                                  EXHIBIT INDEX
                                  -------------

3a Restated Articles of Organization, filed with the Secretary of State of the Commonwealth of Massachusetts on April 6, 1966. (Incorporated by reference to Exhibit 3a to the Registrant's Annual Report on Form 10-K for the year ended January 1, 1989 (the "1988 Form 10-K").)

3b Articles of Amendment to the Articles of Organization, filed with the Secretary of State of the Commonwealth of Massachusetts on August 10, 1966. (Incorporated by reference to Exhibit 3b to the 1988 Form 10-K.)

3c Articles of Merger of Parent and Subsidiary Corporations, filed with the Secretary of State of the Commonwealth of Massachusetts on December 29, 1975. (Incorporated by reference to Exhibit 3c to the 1988 Form 10-K.)

3d Articles of Amendment, filed with the Secretary of State of the Commonwealth of Massachusetts on March 29, 1979. (Incorporated by reference to Exhibit 3d to the 1988 Form 10-K.)

3e Articles of Amendment, filed with the Secretary of State of the Commonwealth of Massachusetts on March 29, 1979. (Incorporated by reference to Exhibit 3e to the 1988 Form 10-K.)

3f Articles of Amendment, filed with the Secretary of State of the Commonwealth of Massachusetts on April 2, 1982. (Incorporated by reference as Exhibit 3f to the 1988 Form 10-K.)

3g Articles of Merger of Parent and Subsidiary Corporations, filed with the Secretary of State of the Commonwealth of Massachusetts on December 31, 1984. (Incorporated by reference as Exhibit 3g to the 1988 Form 10-K.)

3h Articles of Amendment, filed with the Secretary of State of the Commonwealth of Massachusetts on April 6, 1988. (Incorporated by reference to Exhibit 3h to the 1988 Form 10-K.)

3i By-Laws of the Company as amended on March 28, 1991, September 10, 1991, and June 22, 1995. (Incorporated by reference as Exhibit 3i to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 (the "1995 Form 10-K").)

3j Articles of Amendment, as filed with the Secretary of State of the Commonwealth of Massachusetts on May 24, 1994. (Incorporated by reference to Exhibit 3j to the 1995 Form 10-K.)

3k Articles of Amendment, as filed with the Secretary of State of the Commonwealth of Massachusetts on May 8, 1998. (Incorporated by reference to Exhibit 3k of the Registrant's Annual Report on Form 10-K for the fiscal year ended December 28, 1998.)